Exhibit 10.1
ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of July 13, 2018 is by and among CELADON GROUP, INC. (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

A.          Certain credit facilities have been provided to the Loan Parties pursuant to that certain Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of December 12, 2014 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent.

B.          The Borrower has informed the Administrative Agent and Lenders that it intends to consummate one or more Qualifying Liquidity Events (as defined in the Credit Agreement as amended hereby) and use the proceeds of such Qualifying Liquidity Events to repay certain Obligations.

C.          The Borrower has requested that the Lenders make certain amendments to the Credit Agreement.

D.          The Lenders have agreed to do so on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.          Estoppel, Acknowledgement and Reaffirmation.  The Loan Parties hereby acknowledge and agree that, as of the date hereof, the Outstanding Amount of the Committed Loans and L/C Obligations constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Loan Parties hereby acknowledge the Loan Parties’ obligations under the respective Loan Documents to which they are party.  Each of the Loan Parties hereby (i) acknowledges that it has granted Liens in favor of the Administrative Agent pursuant to, and is a party to, the Collateral Documents (including, with respect to certain Guarantors, pursuant to the Joinder Agreements executed by such Guarantors); (ii) reaffirms that each of the Liens created and granted in or pursuant to the Collateral Documents is valid and subsisting as of the date hereof; (iii) agrees that such Liens shall continue in effect as security for all Obligations; and (iv) agrees that this Amendment shall in no manner impair or otherwise adversely affect such Liens.

3.          Audit Events.

(a)          The Administrative Agent and the Lenders hereby acknowledge and agree that, until the earlier of (x) December 12, 2018 and (y) such time as the Borrower has received a determination from its auditors that the financial statements of the Borrower as delivered prior to the date hereof impacted by the Audit Events (as defined in that certain Eighth Amendment to Credit Agreement dated as of March 30, 2018 by and among the parties hereto), or as the same may be restated as deemed necessary by its auditors, can be relied upon, notice of which shall be provided to the Administrative Agent promptly and in any event within one (1) Business Day:

(i)          any representations and warranties as to preparation of financial statements of the Borrower in accordance with GAAP made or deemed to be made by the Loan Parties in connection with the delivery of (x) such financial statements under Sections 6.01(a), 6.01(b), and 6.02(o) of the Credit Agreement or (y) a Request for Credit Extension delivered under Section 4.02(c) of the Credit Agreement, shall be deemed to be qualified in their entirety by reference to and disclosure of the Audit Events, and no such representation or warranty shall be deemed untrue solely as a result of the occurrence of the Audit Events; and

(ii)          the existence of the Audit Events shall not, in and of itself, constitute a failure to satisfy the condition precedent set forth in Section 4.02(a) of the Credit Agreement.

(b)          Prior to December 12, 2018, the Loan Parties shall not make any Investment pursuant to Section 7.02(e) or (f) of the Credit Agreement, except for the following in an aggregate amount not to exceed $4,000,000 at any one time outstanding: (i) payroll, settlement, and similar advances to employees, drivers (including independent contractors), consultants or other service providers to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes; (ii) reasonable and customary advances of relocation expenses to employees and repair expense to independent contractors in the ordinary course of business; and (iii) advances to the Borrower’s Mexican Subsidiaries in the ordinary course of business based on accounts receivable generated by such Subsidiaries not to exceed $750,000 at any one time outstanding.

4.          Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and substituting the following therefor:
“Collateral” shall mean any and all assets and rights and interests in or to property of Borrower and the other Loan Parties (other than Restricted Subsidiaries), whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

“Fixed Charge Coverage Ratio” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any trailing six month period, and on a Pro Forma Basis (if applicable), the ratio of (a) the sum for such period of (i) Adjusted EBITDAR, minus (ii) dividends and distributions to shareholders of Borrower declared or paid, to (b) the sum for such period of (i) interest expense, plus (i) cash taxes, plus (iii) scheduled principal payments of Indebtedness to the extent paid, plus (iv) Rent Expense to the extent paid.

“Investment Banker” means any investment banker retained by the Loan Parties pursuant to, and conforming to the requirements of, Section 6.25 and any replacement investment banker reasonably acceptable to the Administrative Agent and otherwise conforming to the requirements of Section 7.15.
“L/C Sublimit” means an amount equal to $35,000,000.  The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lease-Adjusted Total Debt to EBITDAR Ratio” means, as of the last day of each calendar month, the ratio of (a) Lease-Adjusted Total Debt as of such day, to (b) Adjusted EBITDAR for the trailing twelve month period ending on such day and on a Pro Forma Basis (if applicable).
“Maximum Borrowing Amount” means, as of the Eleventh Amendment Effective Date, an amount equal to $195,000,000 and, as of December 1, 2018, an amount equal to $135,000,000, in each case, as such amount may be reduced pursuant to Section 2.05 or increased up to an amount not to exceed the Aggregate Commitments with the written consent of the Required Lenders.

“Maximum Outstanding Amount” means, as of the Eleventh Amendment Effective Date, an amount equal to $230,000,000 and, as of December 1, 2018, an amount equal to $170,000,000, in each case, as such amount may be reduced pursuant to Section 2.05 or increased up to an amount not to exceed the Aggregate Commitments with the written consent of the Required Lenders.

“Total Assets” means, with respect to Borrower and the Loan Parties that have granted Collateral to the Administrative Agent on a consolidated basis for any period, the sum of (i) the net book value of accounts receivable less than 90 days past due, plus (ii) 70% of the net book value of tractors and trailers constituting part of the Collateral not subject to any Lien (other than Liens in favor of Administrative Agent) plus (iii) up to $85,000,000 of the appraised value of real property assets constituting part of the Collateral (excluding any real property asset with respect to which (i) a Mortgage has not been granted in favor of the Administrative Agent or (ii) all applicable requirements under Section 6.18, Section 6.23 or Section 6.24 have not been satisfied) that is not subject  to any Lien (other than Liens in favor of Administrative Agent and Liens permitted under Section 7.01(c), (d) or (g)).

(b)          The definition of “Sale or Financing Transaction” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
(c)          Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:
“Canadian Excluded Accounts” means, collectively, the deposit accounts and securities accounts maintained at Canadian financial institutions to the extent that the aggregate balance of cash, cash equivalents and short-term marketable debt securities held by the Loan Parties in all such deposit accounts and securities accounts that are not maintained with the Administrative Agent does not exceed $1,500,000 at any time, subject to temporary variances from such amount disclosed to and approved by the Administrative Agent.

“Canadian Loan Parties” means, collectively, Celadon Canadian Holdings, Limited and Hyndman Transport Limited.
“De Minimis Accounts” means, collectively, the deposit accounts and securities accounts owned by Celadon Trucking Services, Inc. and maintained at Star Financial Bank, Regions Bank, or their affiliates to the extent that the aggregate balance of cash, cash equivalents and short-term marketable debt securities held by the Loan Parties in all such deposit accounts and securities accounts does not exceed $250,000 at any time, subject to temporary variances from such amount disclosed to and approved by the Administrative Agent.
“Eleventh Amendment” means that certain Eleventh Amendment to Amended and Restated Credit Agreement, dated as of the Eleventh Amendment Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders.
“Eleventh Amendment Effective Date” means July 13, 2018.
“Excluded Accounts” means, collectively, the Mexican Excluded Accounts, Canadian Excluded Accounts and the De Minimis Accounts
“Excluded Dispositions” means, collectively, any Disposition of the following assets and the Loan Parties’ entry into one or more agreements with respect to such Disposition:
Real property located at 1651 Old Greensboro Road, Kernersville, North Carolina
Real property located at 2499 McGaw Road, Obetz, Ohio
Real property located at 6299 W. CR 300, South Greenfield, Indiana
Real property located at 2847 East 600 South, Warren, Indiana
Refrigerated Trailers (as defined in the Tenth Amendment)

“Material Lessor” means any provider of material equipment lease financing to one or more Loan Parties identified in writing to the Administrative Agent and Lenders prior to the Eleventh Amendment Effective Date.
“Mexican Excluded Accounts” means, collectively, the deposit accounts and securities accounts maintained at Mexican financial institutions to the extent that the aggregate balance of cash, cash equivalents and short-term marketable debt securities held by the Loan Parties in all such deposit accounts and securities accounts does not exceed $1,500,000 at any time, subject to temporary variances from such amount disclosed to and approved by the Administrative Agent.

“Mexican Loan Parties” means, collectively, Celadon Mexicana, S.A. de C.V.; Leasing Servicios, S.A. de C.V; Servicios de Transportacion Jaguar, S.A. de C.V.; Servicios Corporativos Jaguar, S.C.; and Jaguar Logistics S.A. de C.V.
“Net Cash Proceeds” means (i) the amount of gross cash proceeds received by or on behalf of any Loan Party or Subsidiary in connection with any Disposition or other transaction less (ii) the amount of any commissions and other reasonable and customary transaction costs incurred by any Loan Party or Subsidiary in connection with such Disposition or other transaction less (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the applicable asset (or a portion thereof) Disposed of that is pari passu to or senior in ranking to the Liens on such asset created by the Loan Documents, if applicable.
“Qualifying Liquidity Event” shall mean any financing or other liquidity generating transaction that would, alone or together with one or more other such transactions, enable the Loan Parties to repay the Obligations on or before December 1, 2018 in an aggregate amount sufficient to reduce (i) the Total Outstandings to an amount less than or equal to $170,000,000 and (ii) the Outstanding Amount of all Loans to an amount less than or equal to $135,000,000.
(d)          Section 2.02(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          Notwithstanding any of the provisions of this Agreement to the contrary and subject to the other borrowing limitations of this Agreement, (i) the Total Outstandings shall not exceed the Maximum Outstanding Amount and (ii) the Outstanding Amount of all Loans shall not exceed the Maximum Borrowing Amount, in each case, at any time without the prior written consent of the Required Lenders.
(e)          Section 2.05(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)          [Reserved].
(f)          Section 2.05(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          If for any reason, at any time, the ratio of (a) Total Assets as set forth in the Asset Coverage Ratio Certificate most recently delivered pursuant to Section 6.02(h) to (b) Total Outstandings is less than 1.05 to 1.0 at any time, the Borrower shall on the next Business Day prepay Loans and/or Cash Collateralize the Dollar Equivalent of the L/C Obligations in the aggregate amount necessary to reduce the Total Outstandings to an amount that would comply with the applicable foregoing ratio, without a corresponding reduction of the Aggregate Commitments, the Maximum Outstanding Amount or the Maximum Borrowing Amount.
(g)          Section 2.05(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(g)          Upon the consummation of any Disposition permitted under Section 7.05(d), the Borrower shall on the next Business Day prepay Loans and/or Cash Collateralize the Dollar Equivalent of the L/C Obligations in an amount equal to the amount of Net Cash Proceeds received by the applicable Loan Party or Subsidiary in connection with such Disposition, with a corresponding reduction of the Maximum Outstanding Amount and the Maximum Borrowing Amount.

(h)          Section 2.05 of the Credit Agreement is hereby amended to add the following new clauses (i) and (j) to such section:
(i)          Upon the consummation of any Excluded Disposition permitted under Section 7.05(e), the Borrower shall on the next Business Day prepay Loans and/or Cash Collateralize the Dollar Equivalent of the L/C Obligations in an amount equal to the amount of Net Cash Proceeds received by the applicable Loan Party or Subsidiary in connection with such Excluded Disposition without a corresponding reduction of the Maximum Outstanding Amount and the Maximum Borrowing Amount; provided, that the Maximum Outstanding Amount and the Maximum Borrowing Amount shall be reduced by an amount equal to the amount by which, if any, the aggregate amount of Net Cash Proceeds received by the Loan Parties from Excluded Dispositions consummated after the Eleventh Amendment Effective Date, rounded down to the nearest whole multiple of $100,000, exceeds $14,000,000.
(j)          If for any reason, at any time, (i) the Total Outstandings exceed the Maximum Outstanding Amount or (ii) the Outstanding Amount of all Loans exceeds the Maximum Borrowing Amount, the Borrower shall immediately prepay Loans and/or Cash Collateralize the Dollar Equivalent of the L/C Obligations in an aggregate amount equal to such excess without a corresponding reduction of the Maximum Outstanding Amount and the Maximum Borrowing Amount.
(i)          Section 2.08(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)          Notwithstanding anything to the contrary set forth in this Agreement, (1) from and after January 1, 2018: (i) any existing LIBOR Floating Rate Loans and Eurodollar Rate Loans shall be automatically converted to Base Rate Loans on and as of January 1, 2018, (ii) the Borrower shall compensate the Lenders upon demand for any loss, cost or expense incurred as a result of such conversion to the extent required by Section 3.05; and (iii) no Loans may be borrowed or continued as, or converted to, LIBOR Floating Rate Loans or Eurodollar Rate Loans; (2) from January 1, 2018 until the Eleventh Amendment Effective Date, all Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the greater of 8.0% or the Base Rate plus 3.75% and (3) from and after the Eleventh Amendment Effective Date, all Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus 8.0%.
(j)          Section 2.09 of the Credit Agreement is hereby amended by adding the following new clauses (d) and (e) to such section:
(d)          Cash Dominion Fee.  In addition to any other fees payable to the Administrative Agent, the Loan Parties shall be required to pay to the Administrative Agent, for its own account, a cash dominion fee in the amount of $10,000 per month, to be paid in advance on the first Business Day of each month commencing on August 1, 2018.

(e)          Monthly Commitment Fee.  In addition to and not in lieu of any other fee required to be paid under this Section 2.09, on the first Business Day of each calendar month commencing on October 1, 2018, the Loan Parties shall pay to the Administrative Agent, for the account of each Lender according to its Applicable Percentage, a monthly commitment fee in an amount equal to 0.45% of the amount of the Aggregate Commitments in effect as of the last Business Day of the preceding calendar month.
(k)          Section 4.02(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)          After giving effect to the proposed Credit Extension, the ratio of (a) Total Assets as set forth in the Asset Coverage Ratio Certificate most recently delivered pursuant to Section 6.02(h) to (b) Total Outstandings shall not be less than 1.05 to 1.0.
(l)          Section 6.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)          within 45 days after the end of each calendar month, commencing with the month ended June 30, 2018, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower providing the calculations of the financial covenants set forth in Section 6.12(a), (b) and (f) as of the last day of such month;
(m)          Section 6.02 of the Credit Agreement is hereby amended (i) replacing the words “thirty (30) days” in clause (o) with the words “forty-five (45) days”, (ii) deleting the word “and” at the end of clause (z), (iii) replacing the period at the end of clause (aa) with a semicolon and (iv) adding the following new clauses (bb), (cc), (dd), (ee) to such section:
(bb)          promptly, but in any event within five (5) days after receipt by any Loan Party, copies of all letters of intent executed with third parties (in which the names of such third parties may be redacted) with respect to any transaction that would constitute a Qualifying Liquidity Event or any prospective transaction or transactions that would enable the Borrower to repay in full all Obligations;
(cc)          on or before August 31, 2018, (x) a certificate signed by a Responsible Officer of the Borrower confirming that a confidential information memorandum and non-disclosure agreement prepared by one or more Investment Bankers, each in form and substance reasonably acceptable to the Lenders (collectively the “Offering Materials”) have been delivered to one or more third-parties with respect to a transaction that would constitute a Qualifying Liquidity Event and (y) a copy of such Offering Materials;
(dd)          on or before September 30, 2018, (x) a certificate signed by a Responsible Officer of the Borrower confirming that one or more indications of interest with respect to a transaction that would constitute a Qualifying Liquidity Event have been received from one or more third-parties, including the identity of each such third-party and (y) a copy of such indications of interest; and
(ee)          on or before November 1, 2018, (x) a certificate signed by a Responsible Officer of the Borrower confirming that the Loan Parties have entered into bona fide letter(s) of intent with one or more third-parties capable of performing with respect to one or more transactions, the closing of which would (i) result in estimated Net Cash Proceeds sufficient to constitute  a Qualifying Liquidity Event, and/or (ii) enable the Loan Parties to repay in full all Obligations on or before a date acceptable to the Lenders and (y) copies of such materials.

 (n)          Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.12          Financial Covenants.
(a)          Lease-Adjusted Total Debt To EBITDAR Ratio.  Maintain on a consolidated basis a Lease-Adjusted Total Debt to EBITDAR Ratio not greater than the ratio opposite the applicable testing date set forth in the table below:
Testing Date	Maximum Lease-Adjusted Total Debt to EBITDAR Ratio
June 30, 2018	6.09:1.00
July 31, 2018	5.91:1.00
August 31, 2018	5.61:1.00
September 30, 2018	5.19:1.00
October 31, 2018	5.30:1.00
November 30, 2018	4.89:1.00

(b)          Fixed Charge Coverage Ratio.  Maintain on a consolidated basis a Fixed Charge Coverage Ratio not less than the ratio opposite the applicable testing date set forth in the table below:
Testing Date	Minimum Fixed Charge Coverage Ratio
June 30, 2018	0.90:1.00
July 31, 2018	0.95:1.00
August 31, 2018	1.00:1.00
September 30, 2018	1.00:1.00
October 31, 2018	1.00:1.00
November 30, 2018	1.00:1.00

(c)          Asset Coverage Ratio.  Not permit the Asset Coverage Ratio to be less than 1.05 to 1.0 as of the last Business Day of any calendar week.
(d)          Maximum Disbursements.  Not permit the aggregate amount of Disbursements of the Loan Parties to exceed the amount opposite the applicable period set forth in the table below:
Period	Maximum Disbursements
July 1, 2018 through and including July 28, 2018	$97,100,000
July 29, 2018 through and including September 1, 2018	$113,500,000
September 2, 2018 through and including September 29, 2018	$73,900,000
September 30, 2018 through and including November 3, 2018	$117,500,000
November 4, 2018 through and including December 1, 2018	$82,700,000
December 2, 2018 through and including December 12, 2018	$36,300,000

(e)          [Reserved.]

(f)          Adjusted EBITDAR.  Maintain Adjusted EBITDAR, on a trailing twelve month basis, not less than $76,000,000 for the twelve-month period ending May 31, 2018.

(o)          Section 6.17 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section: “Notwithstanding the foregoing, the deadline for compliance with the requirements of this Section 6.17 with respect to any Vehicle for which the applicable Lien Vehicle Documentation has been, as of the Eleventh Amendment Effective Date, lost or destroyed or otherwise is not in the possession or control of the Loan Parties shall be December 12, 2018.”

(p)          Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.20          Deposit Accounts; Cash Dominion.
(a)          From and after January 5, 2018 (or such later date agreed to by the Required Lenders), maintain all of their deposit accounts, other than the Mexican Excluded Accounts and De Minimis Accounts, with the Administrative Agent or with another financial institution that has entered into a deposit account control agreement with the Administrative Agent and the applicable Loan Party in form and substance satisfactory to the Administrative Agent.
(b)          On or before August 15, 2018 (or such later date as may be agreed to by the Required Lenders), the Loan Parties shall open such accounts with the Administrative Agent, establish such lockboxes and take such other actions as the Administrative Agent shall request to assure that all cash Collateral and all other collections and proceeds of Collateral received by the Borrower or any other Loan Party (other than as the same are maintained in Excluded Accounts) are immediately deposited in a special collateral account in which the Administrative Agent has a security interest, perfected by control, and when collected are (unless otherwise agreed by the Required Lenders) applied directly to repay the Obligations, and to otherwise permit the Administrative Agent to implement full dominion over all such cash Collateral and all other collections and proceeds of Collateral received by the Borrower or any other Loan Party.
(q)          A new Section 6.23 is hereby added to the Credit Agreement to read as follows:
6.23          Canadian Real Property.  As soon as practicable and in any event on or before September 30, 2018 (or such later date agreed to by the Required Lenders), the Loan Parties shall cause the Canadian Loan Parties to execute and deliver to the Administrative Agent the following with respect to each parcel of real property owned by any Canadian Loan Party with an estimated fair market value in excess of $1,000,000 (each, a “Designated Canadian Property”), in each case, in form and substance satisfactory to the Administrative Agent, and to the extent such requirements are reasonable and customary in a financing of commercial property in Canada: (i) a Mortgage and such other Real Property Security Documents as the Administrative Agent may request to cause such property to be subject at all times to a first priority, perfected Lien (subject in each case to Liens permitted under Section 7.01) in favor of the Administrative Agent for the benefit of the Lenders to secure the Obligations; (ii) an environmental assessment of each Designated Canadian Property prepared by an environmental engineer reasonably acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as Administrative Agent may reasonably require, which shall have been prepared not earlier than six months prior to the Eleventh Amendment Effective Date; (iii) unless waived by the Administrative Agent in its discretion, an ALTA survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent; (iv) flood zone determination certificates; (v) copies of owner’s title insurance policies or property deeds; and (vi) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.

(r)          A new Section 6.24 is hereby added to the Credit Agreement to read as follows:
6.24          Mexican Loan Parties.  As soon as practicable and in any event on or before September 30, 2018 (or such later date agreed to by the Required Lenders), the Loan Parties shall cause the Mexican Loan Parties to execute and deliver documents comparable to or of the types described in Section 6.13 that are reasonable and customary in connection with the creation, perfection and enforceability of liens by Mexican companies, and to cause each Mexican Loan Party to become a Guarantor and grant Liens to the Administrative Agent to secure the Obligations, including without limitation all documents of the types described in Section 6.18 (to the extent such documents are reasonable and customary for Mexican companies) with respect to any real property asset of any Mexican Loan Party with an estimated fair market value in excess of $1,000,000, in each case, in form and substance satisfactory to the Administrative Agent.
(s)          A new Section 6.25 is hereby added to the Credit Agreement to read as follows:
6.25          Investment Banker.  On or before July 15, 2018, the Loan Parties shall (x) retain, and at all times thereafter maintain the retention of, one or more recognized third-party investment banks at the Loan Parties’ sole cost and expense, with such investment banks and such terms of retention to be acceptable to the Lenders, to assist the Loan Parties in the Qualifying Liquidity Events and to perform such other services as the Loan Parties may require and (y) deliver to the Administrative Agent for distribution to the Lenders copies of all engagement agreements executed with each such investment banks and the materials provided by each such investment bank to the Loan Parties pertaining to such investment bank’s qualifications for such engagement.
(t)          Section 7.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.05          Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:
(a)          Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)          Dispositions of inventory in the ordinary course of business;
(c)          Dispositions permitted by Section 7.02(g), Section 7.02(i), and Section 7.04;
(d)          Sales and dispositions of trucks, truck-tractors, trailers and semi-trailers in the ordinary course of business while there exists no Event of Default so long as the net book value of all assets sold or otherwise disposed of in any fiscal year does not exceed 15% of the net book value of the consolidated assets of the Loan Parties as of the last day of the preceding fiscal year; and
(e)          any Excluded Disposition so long as such Excluded Disposition is made to an unaffiliated third party pursuant to an arms-length transaction;
provided, however, that any Dispositions pursuant to this Section 7.05 shall be made for fair market value.
(u)          Section 7.16 of the Credit Agreement is hereby deleted in its entirety.
(v)          Section 8.01 of the Credit Agreement is hereby amended by replacing the period at the end of clause (k) with “; or” and adding a new clause (l) to read as follows:
(l)          Exercise of Remedies by Material Lessors.  Any Material Lessor exercises any remedies available to such Material Lessor arising as a result of any default or event of default under any lease agreement, including, without limitation, any capital leases or Operating Lease Agreements.
5.          Dissolution of Subsidiaries.  Notwithstanding anything in Section 7.04 of the Credit Agreement to the contrary, so long as no Default has occurred and is continuing, the Borrower may dissolve (whether in one transaction or in a series of transactions) each of the following entities with de minimis assets and operations: Celadon E-Commerce, Inc., Quality Custom Sleepers LLC, Quality Specialty Vehicles LLC, Quality Business Services, LLC, The American Franchising Group LLC, AQ, LLC, Pro Tech, LLC, Rock Leasing, Inc., Strategic Leasing, Inc., Studio 18 LLC, Bee Line, Inc., Stinger Logistics, Inc., TCI Logistics, Inc., Truck Inventory, LLC, Frover, LLC, A R Management Services, Inc., Celadon Driving Academy, LLC, Home Management Pros LLC, Fire Dawgs Franchising LLC, Transportation Services Insurance Company, Inc., Fire Dawgs IP, LLC, Jaguar Transportation, Inc., and Zipp Realty, LLC; provided, that each such Subsidiary shall Dispose of all or substantially all of its assets to the Borrower or a Guarantor.

6.          Conditions Precedent.  This Amendment shall become effective as of the date hereof upon the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:

(a)          receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, each Lender and the Administrative Agent;

(b)          receipt by the Administrative Agent of the list of Material Lessors satisfactory to the Lenders;

(c)          receipt by the Administrative Agent of opinions of legal counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, dated as of the date hereof; and

(d)          receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving this Amendment and (B) in the case of the Borrower, certifying that, after giving effect to this Amendment, (1) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, other than with respect to the Audit Events, and (2) no Default exists after giving effect to this Amendment.

7.          Payment of Fees and Expenses.  Without limiting the Loan Parties’ obligations under Section 10.04 of the Credit Agreement, the Borrower shall, promptly, and in any event within 5 Business Days of demand therefor, reimburse (i) the Administrative Agent for all fees and expenses of the Administrative Agent (including without limitation, all fees and expenses of US, Mexican and Canadian counsel to the Administrative Agent and financial advisors to the Administrative Agent and all appraisal, inspection and other costs incurred by the Administrative Agent) and (ii) each Lender for all reasonable out-of-pocket travel expenses of, and fees and expenses of counsel to, such Lender, in each case, incurred in connection with the Loan Documents, including without limitation this Amendment.  The Administrative Agent shall not be required to provide invoices to the Borrower at the end of each two-week period, as required under the Tenth Amendment.

8.          Release.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity or other Person within the Lender Group.

9.          Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

10.          Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that (a) any forecasts of cash flows and other projections delivered to the Administrative Agent or any Lender prior to the Eleventh Amendment Effective Date reflect the Borrower’s good faith estimate of the matters described therein, (b) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, other than with respect to the Audit Events, and (c) after giving effect to this Amendment, no Default exists, including without limitation any Default under Section 8.01(e) of the Credit Agreement.

11.          No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

12.          Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

13.          Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
14.          Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Indiana.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER:	CELADON GROUP, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

GUARANTORS:	CELADON TRUCKING SERVICES, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

CELADON LOGISTICS SERVICES, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

QUALITY EQUIPMENT LEASING, LLC

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

CELADON E-COMMERCE, INC.

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

TRANSPORTATION SERVICES INSURANCE COMPANY, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

CELADON GROUP, INC.
ELEVENTH AMENDMENT

GUARANTORS:	A&S SERVICES GROUP, LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

OSBORN TRANSPORTATION, INC.

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

CELADON CANADIAN HOLDINGS, LIMITED

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

HYNDMAN TRANSPORT LIMITED

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

AQ, LLC
(f/k/a AMERICAN QUALITY, LLC)

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

BEE LINE, INC.

	By:	/s/ Chase Welsh
	Name:	Chase Welsh
	Title:	Secretary

CELADON GROUP, INC.
ELEVENTH AMENDMENT

GUARANTORS:	BUCKLER TRANSPORT, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

CELADON DRIVING ACADEMY, LLC

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

CELADON REALTY, LLC

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

DISTRIBUTION, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

EAGLE LOGISTICS SERVICES INC.

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

CELADON GROUP, INC.
ELEVENTH AMENDMENT

GUARANTORS:	HOME MANAGEMENT PROS LLC

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

PRO TECH, LLC
(f/k/a PROSAIR TECHNOLOGIES, LLC)

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

QUALITY COMPANIES LLC

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

TAYLOR EXPRESS, INC.

	By:	/s/ Chase Welsh
	Name:	Chase Welsh
	Title:	Secretary

CELADON GROUP, INC.
ELEVENTH AMENDMENT

GUARANTORS:	THE AMERICAN FRANCHISING GROUP LLC

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

A&S REAL ESTATE HOLDINGS, LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

BUCKLER LOGISTICS, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

HUNT VALLEY EQUIPMENT CO., LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

J. DAVID BUCKLER, INC.

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

QUALITY BUSINESS SERVICES, LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

QUALITY INSURANCE LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

CELADON GROUP, INC.
ELEVENTH AMENDMENT

GUARANTORS:	VORBAS, LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

A&S KINARD LOGISTICS, LLC

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

BUCKLER DISTRIBUTION CENTER, L.P.

	By:	J. David Buckler, Inc., its general partner

	By:	/s/ Thomas S. Albrecht
	Name:	Thomas S. Albrecht
	Title:	Chief Financial Officer

CELADON GROUP, INC.
ELEVENTH AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Andrew J. Maidman
	Name:	Andrew J. Maidman
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Andrew J. Maidman
	Name:	Andrew J. Maidman
	Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

	By:	/s/ Troy Jefferson
	Name:	Troy Jefferson
	Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender

	By:	/s/ John F. Kendrick
	Name:	John F. Kendrick
	Title:	Vice President

 CELADON GROUP, INC.
ELEVENTH AMENDMENT

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